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                                                                   Exhibit 10.20

                         PURCHASE AGREEMENT SUPPLEMENT

          Reference is made to the Purchase Agreement dated May 14, 1998 (the "Purchase Agreement"), among Dynatech Corporation ("Dynatech"), TTC Merger Co. LLC ("TTC Merger Co"), and Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc. (the "Initial Purchasers") relating to $275,000,000 in aggregate principal amount of 9 3/4% Senior Subordinated Notes Due 2008 (the "Notes") issued by Dynatech and TTC Merger Co under the Indenture dated as of May 21, 1998, among Dynatech, TTC Merger Co and State Street Bank and Trust Company, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of May 21, 1998 among Dynatech, Telecommunications Techniques Co., LLC ("TTC") and the Trustee. All capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

          TTC hereby agrees with the Initial Purchasers that it shall hereby become a party to the Purchase Agreement whereupon it shall become fully liable for the performance of all obligations of TTC Merger Co contained therein, including those contained in Section 7 (Indemnification and Contribution), and shall be entitled to the benefits of all rights of TTC Merger Co contained therein, in each case to the same extent as if it had been party to the Purchase Agreement ab initio. Except as supplemented hereby, the Purchase Agreement shall continue in full force and effect.

          This instrument may be executed in counterparts, and shall be governed by, and shall be construed in accordance with the laws of the State of New York. TTC hereby submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or transactions contemplated hereby.

Date:  May 21, 1998

                              TELECOMMUNICATIONS TECHNIQUES CO.,
                                 LLC (on its behalf, and as successor by merger to TTC MERGER CO. LLC)
                                 By: Dynatech Corporation, as sole member

                              By  /s/ Mark V.B. Tremallo
                                 ---------------------------------------
                                 Name: Mark V.B. Tremallo
                                 Title: Corporate Vice President


                              DYNATECH CORPORATION


                              By /s/ Mark V.B. Tremallo
                                 ----------------------------------------
                                 Name: Mark V.B. Tremallo
                                 Title: Corporate Vice President
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                                                                               2



The foregoing Purchase Agreement Supplement is hereby confirmed and accepted as of the date first above written.

Credit Suisse First Boston Corporation
JP Morgan Securities Inc.

          By:  Credit Suisse First Boston Corporation


                    By /s/ Sean P. Madden
                       ------------------------------
                    Name: Sean P. Madden
                    Title: Vice President